EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                          State or Province      Percentage
               Subsidiary                 of Incorporation         Owned
-------------------------------------     -----------------      ----------

Unit Drilling Company                          Oklahoma             100%

Unit Petroleum Company                         Oklahoma             100%